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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Registration Nos. 333-05927, 333-22201,333-31858,
333-86432, and 333-99161) and S-8 (Registration Nos. 333-75957, 333-90933 and
333-99163) of The Med-Design Corporation of our report dated March 14, 2003 relating to the financial statements, which appears in this Form 10-K. We also consent to the references to us under the headings "Experts" in Exhibit 99.1 which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, PA
March 26, 2003